UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2015, Cisco Systems, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, on behalf of the several underwriters named therein in connection with the offer and sale of senior notes in an underwritten public offering (the “Offering”). The Offering is expected to be completed on June 17, 2015. The underwriting agreement includes the terms and conditions for the debt securities, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. Upon completion of the Offering, the following debt securities (collectively, the “Notes”) will be issued by the Company:

Floating Rate Notes due 2018. The aggregate principal amount of Floating Rate Notes due 2018 (the “Floating Rate Notes”) will be $900,000,000. These notes will mature on June 15, 2018 and bear interest at a floating rate of three-month LIBOR plus 0.31% per annum, reset and payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2015. The Floating Rate Notes will not be redeemable by the Company.

1.650% Senior Notes due 2018. The aggregate principal amount of 1.650% Senior Notes due 2018 (the “2018 Fixed Rate Notes”) will be $1,600,000,000. These notes will mature on June 15, 2018 and bear interest at a fixed rate of 1.650% per annum, payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2015. The 2018 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

2.450% Senior Notes due 2020. The aggregate principal amount of 2.450% Senior Notes due 2020 (the “2020 Fixed Rate Notes”) will be $1,500,000,000. These notes will mature on June 15, 2020 and bear interest at a fixed rate of 2.450% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2015. The 2020 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

3.000% Senior Notes due 2022. The aggregate principal amount of 3.000% Senior Notes due 2022 (the “2022 Fixed Rate Notes”) will be $500,000,000. These notes will mature on June 15, 2022 and bear interest at a fixed rate of 3.000% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2015. The 2022 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

3.500% Senior Notes due 2025. The aggregate principal amount of 3.500% Senior Notes due 2025 (the “2025 Fixed Rate Notes”, and together with the 2018 Fixed Rate Notes, the 2020 Fixed Rate Notes and the 2022 Fixed Rate Notes, the “Fixed Rate Notes”) will be $500,000,000. These notes will mature on June 15, 2025 and bear interest at a fixed rate of 3.500% per annum, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2015. The 2025 Fixed Rate Notes will be redeemable, in whole or in part at any time or from time to time, at the Company’s option, at the applicable “make-whole premium” redemption price described below.

The “make-whole premium” redemption price will be equal to the greater of (a) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments thereon discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 10 basis points with respect to the 2018 Fixed Rate Notes, 15 basis points with respect to the 2020 Fixed Rate Notes, 15 basis points with respect to the 2022 Fixed Rate Notes and 20 basis points with respect to the 2025 Fixed Rate Notes. Accrued interest will be paid to but excluding the relevant redemption date.

The Notes will be issued pursuant to an Indenture, dated as of March 3, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be unsecured and will rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness. The Notes will structurally rank junior to all liabilities of the subsidiaries of the Company.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-194090) (the “Registration Statement”). In connection with the Offering, the Company is filing the underwriting agreement as Exhibit No. 1.1 to this current report on Form 8-K, which is to be incorporated by reference in its entirety into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

1.1	Underwriting Agreement, dated June 10, 2015, among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: June 11, 2015	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement, dated June 10, 2015, among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.